Exhibit 99.2

COMMUNICATIONS SYSTEMS, INC.

LONG TERM INCENTIVE PLAN

AS AMENDED THROUGH MARCH 1, 2012

(formerly named Performance Incentive Unit Plan)

11.1	CLAIMS PROCEDURE AND REVIEW	8
11.2	APPEAL	8

ARTICLE XII - MISCELLANEOUS PROVISIONS		8
12.1	TITLE TO ASSETS	8
12.2	ASSIGNMENT AND LEVY	8
12.3	PARTICIPANT’S RIGHTS	8
12.4	INCOMPETENCY	8
12.5	TAX WITHHOLDING	9
12.6	GOVERNMENT AND OTHER REGULATIONS	9
12.7	INDEMNIFICATION	9
12.8	NOTICES	9
12.9	SEVERABILITY	9
12.10	RELEASE	9
12.11	GOVERNING LAW	9
12.12	ARBITRATION	10
12.13	RELATIONSHIP TO OTHER BENEFITS	10
12.14	EXPENSES	10
12.15	TITLES AND HEADINGS	10
12.16	PRIOR AGREEMENTS; CONTROLLING DOCUMENT	10

COMMUNICATIONS SYSTEMS, INC.

LONG TERM INCENTIVE PLAN

EFFECTIVE AS OF JANUARY 1, 2012

ARTICLE I– PURPOSE OF PLAN; APPLICATION TO PERFORMANCE PERIODS

          1.1     PURPOSE OF PLAN. The purpose of the Communications Systems, Inc. Long Term Incentive Plan (formerly named the “Performance Incentive Unit Plan”) is to provide competitive long term compensation opportunities to enable the Company to attract and retain qualified executive talent, and to reward key employees for achieving goals and improving Company performance.

          1.2     APPLICATION TO PERFORMANCE PERIODS. The Plan was originally effective January 1, 2004 and has been amended from time to time. The application of the Plan to Performance Periods adopted under the Plan is as follows:

(a) The Plan as amended effective January 1, 2008 applies to Performance Periods ending on or before December 31, 2009.

(b) The Plan as amended and restated as of January 1, 2010 applies to the 2010 to 2013 Performance Period.

(c) The Plan as amended as of January 1, 2012 applies to Performance Periods beginning January 1, 2012.

          1.3     RELATION TO 2011 EXECUTIVE INCENTIVE COMPENSATION PLAN. Effective January 1, 2012 this is a sub-plan to the Company’s 2011 Executive Incentive Compensation Plan (the “EIC Plan). Unless otherwise expressly provided herein, all provisions of the EIC Plan, to the extent relevant to the terms of this Plan, shall be applicable to and are hereby incorporated by reference into this plan.

ARTICLE II - DEFINITIONS

          2.1     DEFINITIONS APPLICABLE TO THIS PLAN.

(a) INCENTIVE PAYMENT means the amount payable from the Plan to a Participant under Article VI, whether in cash or Stock.

(b) CHANGE IN CONTROL means a transaction or series of transactions occurring after the Effective Date in which either of the following events occurs:

(i) if any person or entity is or becomes, directly or indirectly, the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding voting securities, or

(ii) at least 50% of the Company’s assets are transferred to any unrelated person or persons.

For purposes of this Section 2.4, (i) “beneficial ownership” or “voting power” over shares of stock includes any such ownership or control, as applicable, through any contract, arrangement, or understanding, directly or indirectly, and (ii) the determination of outstanding shares of stock shall be made as of the Effective Date, giving effect to any future adjustments as may be required by Section 8.1(a) of this Plan.

(c) FISCAL YEAR means a calendar year.

(d) INCENTIVE AWARD means a grant of Performance Stock Units or Performance Cash Units, or both, pursuant to Article V of this Plan.

          (e)     INTERNAL COMPENSATION COMMITTEE means individuals appointed by the Compensation Committee of the Board of Directors and charged with administration of the Plan under the direction of the Committee. The Internal Compensation Committee shall be comprised of Company executives, including the Chief Executive Officer, Chief Financial Officer and Vice President, Human Resources.

          (f)     PARTICIPANT means anyone from among a select group of officers and key employees of the Company and its business units who have decision-making authority that has a significant impact on the long term financial results of the Company as a whole or one of its business units and who is selected by the Committee to receive an Incentive Award. Employees in grades 21 and above are eligible to participate in the Plan, although other employees may be allowed to participate at the discretion of the Committee.

(g) PARTICIPATION AGREEMENT means any certificate or agreement substantially in conformity with the terms of Section 7.1.

          (h)     PERFORMANCE GOALS means one or more objective or subjective measures pre-established by the Committee and selected from the Performance Goals in the EIC Plan and, subject to any minimum or maximum limits, the achievement of which, in whole or in part, will result in the Participant earning or becoming vested in an Incentive Award under this Plan in whole or in part.

          (i)     PERFORMANCE CASH UNIT means an Incentive Award granted to a Participant to receive cash (within a specified range) upon achievement in whole or in part of Performance Goals or a level of performance with respect to one or more Performance Goals over a specified Performance Period that is paid either at the end of the Performance Period or at a later time.

          (j)     PERFORMANCE PERIOD means a designated period of two or more calendar years. Effective as of January 1, 2010, Incentive Awards shall be granted for the four year Performance Period commencing January 1, 2010 and ending December 31, 2013. Effective January 1, 2012, Performance Periods shall cover a three year period beginning with the Performance Period commencing January 1, 2012.

          (k)    PERFORMANCE STOCK UNIT means an Incentive Award granted to a Participant to receive Shares (within a specified range) upon achievement in whole or in part of Performance Criteria or a level of performance with respect to one or more Performance Criteria over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

          (l)     PLAN means this Communications Systems, Inc. Long Term Incentive Plan (formerly Performance Unit Incentive Plan), a non-qualified deferred compensation plan covering a select group of officers and key management employees of the Company and its business units that is a sub-plan of the EIC Plan.

(m) STOCK means the common stock of the Company.

          2.2     OTHER DEFINITIONS. The terms “Board,” “Cause,” “Committee,” “Company,” “Disability,” and “Retirement” shall have the meanings assigned to such terms in the EIC Plan.

ARTICLE III- TERM

          3.1     TERM. This Plan shall continue at the discretion of the Board or as otherwise provided in Article X.

ARTICLE IV- ADMINISTRATION

          4.1     ADMINISTRATION. This Plan shall be administered by the Committee provided that certain aspects of administration of this Plan may be delegated to the Internal Compensation Committee, which shall at all times be subject to direction and oversight by the Committee. All questions of interpretation and application of this Plan, or of the terms and conditions pursuant to which Incentive Awards are granted or forfeited or pursuant to which amounts are paid under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby.

ARTICLE V- ELIGIBILITY AND GRANT OF INCENTIVE AWARDS

          5.1     ELIGIBILITY. Employees must be designated as a Participant by the Committee in order to be eligible for Incentive Awards for any Performance Period.

          5.2     GRANTS OF INCENTIVE AWARDS. Participants selected by the Committee shall be granted Incentive Awards as Performance Stock Units or Performance Cash Units, or both, based on their responsibilities expressed as a percentage of their base salary and, in the case of Performance Stock Units, the number of shares shall be determined by reference to the price per share of the Company’s common stock as of the date of grant or as of an average price for the Company’s shares during a period of trading days beginning no more than 20 business days before and ending no more than 20 days after the date of grant. Each Incentive Award granted will be linked to Performance Goals established by the Committee for the applicable Performance Period with respect to “threshold,” “target,” and “maximum” levels of future performance by the Company or the business unit to which the Participant is assigned:

(a) Threshold levels of performance shall represent the actual performance over a Performance Period in relation to Performance Goals below which no Incentive Payment will be earned by a Participant.

          (b)     Target levels of performance shall represent the actual performance over a Performance Period in relation to the Performance Goals that must be achieved in order for a Participant to receive the amount of cash or Stock, or both, designated in the Participation Agreement as being payable to the Participant if “Target” performance by the Company or business unit is achieved.

          (c)     Maximum levels of performance shall represent the actual performance over a Performance Period in relation to the Performance Goals which must be achieved in order for a Participant to receive the amount of cash or Stock, or both, designated in the Participation Agreement as being payable to the Participant if “Maximum” performance by the Company or business unit is achieved or exceeded.

Performance Goals may based on: (i) return on assets, (ii) cumulative revenues, or, (iii) any other Performance Goals or combination of Performance Goals that may be selected by the Committee from time to time.

          The Committee may determine Minimum, Target and Maximum levels of performance that cover an entire Performance Period or for specific Fiscal Years within a Performance Period, and Performance Goals may vary by classification of Participants as determined by the Committee. The maximum number of shares of Stock that may be paid to a Participant pursuant to a Performance Stock Grant shall be reserved under the EIC Plan.

          5.3     ADJUSTMENTS. Participants who are promoted or who are transferred within or between business units shall have their Incentive Awards adjusted for the Performance Period in a manner determined by the Committee. The Committee may modify the Performance Goals for any Performance Period or any Fiscal Year within a Performance Period during the operation of the Plan to reflect a change in the Company’s operation or structure as determined by the Committee, and the Committee’s determination as to what modifications shall be made, and the extent thereof, shall be conclusive.

          5.4     INCENTIVE PAYMENTS UNDER INCENTIVE AWARDS. Incentive Payments earned by and payable to Participants under Incentive Awards shall be determined following the end of the Performance Period for which the Performance Stock and Performance Units were granted, and shall be based on actual achievement against the Performance Goals specified in the respective Participation Agreements. With respect to (i) actual performance between Performance Goals applicable to Threshold Performance and Performance Goals applicable to Target Performance and (ii) with respect to actual performance between Performance Goals applicable to Target Performance and Performance Goals applicable to Maximum Performance, the Participation Agreement shall provide a method for determining what level of cash and what amount of Stock shall be paid.

          5.5     SUBSEQUENT GRANTS. The Board may authorize the Committee to grant additional Incentive Awards hereunder to Participants or other employees to reward them for performance.

ARTICLE VI- BENEFITS

          6.1     PAYMENT TO THE PARTICIPANT.

          (a)     EVENTS OF PAYMENT. A Participant shall be entitled to a payment from the Plan upon the occurrence of the Participant’s (i) Retirement; (ii) death; (iii) Disability; (iv) upon a Change in Control; or (v) upon conclusion of a Performance Period.

          (b)     AMOUNT OF PAYMENT. Other than with respect to an event of payment described in clauses (i) (ii) (iii) or (iv) under Section 6.1(a), the Company shall pay the Participant, or his or her designated beneficiary, as applicable, the Incentive Award earned under the Participation Agreement based on Company or business unit performance over the relevant Performance Period. If the event of payment is other than the conclusion of the Performance Period, the Participant’s benefit shall be equitably prorated based on the period between the commencement of Performance Period and such event, or, in the Committee’s discretion, a longer period not to exceed the conclusion of the Fiscal Year in which such event of payment occurred.

          (c)     EQUITABLE ADJUSTMENT. In the event a Participant is terminated by the Company not for Cause and in circumstances other than as described in Section 6.1(a), the Committee may, but shall be under no obligation to, authorize a payment of such amount as it determines, but not to exceed the payment that would have been permitted if termination was due to an event of payment described in clauses (i) (ii) (iii) or (iv) under Section 6.1(a); provided, however, payment shall not be accelerated or modified in violation of Section 409A of the Internal Revenue Code. Further, if a Participant’s responsibilities are materially increased during a Performance Period, the Committee may, but shall be under no obligation to, increase the Incentive Payment that may be potentially earned under an Incentive Award.

          (d)     TIMING AND METHOD OF PAYMENT. Incentive Awards shall be paid within 2 ½ months following the occurrence of the earliest event of payment under Section 6.1(a), as determined by the Committee with applicable withholding for such payments. However, if the Participant is a key employee, as defined in Section 416(i) of the Internal Revenue Code, then distribution shall not be made before a date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant), and this limitation shall be effective so long as the stock of the Company remains publicly traded on an established securities market or otherwise.

(e) DEFERRAL OF PAYMENT. The Plan shall not permit a deferral of distributions.

          (f)     SURVIVOR BENEFIT. If the Participant dies before receiving the Incentive Payment provided under a Participation Agreement, then the Incentive Payment shall be payable to the Participant’s beneficiary as designated under Section 6.3, and shall be paid, in accordance with Sections 6.1(c), (d) or (e), as applicable.

          6.2     DESIGNATION OF BENEFICIARY. Each Participant shall file with the Committee, on the Participation Agreement or other form prescribed by the Company, a written designation of the person or persons to receive Incentive Payments under this Plan. This right shall include the right to name and change primary and contingent beneficiaries, but any designation of beneficiaries shall be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of such written designation or if the beneficiary so named by the deceased Participant dies before him or her, the following shall be considered the designated beneficiary, in order of priority:

(a) The Participant’s spouse, if surviving, with unpaid amounts at the spouse’s death payable to the spouse’s estate or as otherwise designated by the spouse;

(b) The Participant’s surviving children and surviving issue of deceased children, such issue of deceased children taking by right of representation, equally; or

(c) The Participant’s estate.

ARTICLE VII- TERMS AND CONDITIONS

          7.1     PARTICIPATION AGREEMENTS. Incentive Awards shall be evidenced by a Participation Agreement, which shall state the type of Incentive Award (whether Performance Cash Units, Performance Stock Units, or Other Award) granted to the Participant, the Performance Goals for Threshold, Target and Maximum levels of performance against which actual performance will be measured in order to determine the Incentive Payment, if any, to which the Participant is entitled, and shall incorporate by reference the terms of this Plan.

          7.2     FORFEITURE OF INCENTIVE AWARDS A Participant who (i) is terminated for Cause, or (ii) who terminates employment with the Company before the conclusion of a Performance Period, for reasons other than Retirement, Disability or death, shall forfeit all Incentive Awards granted for that Performance Period.

ARTICLE VIII- CHANGES IN CAPITAL STRUCTURE

          8.1     CAPITAL STRUCTURE CHANGES

          (a)     If the outstanding shares of the Company’s stock as a whole are increased, decreased, or changed into, or exchanged for, a different number or kind of securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, or the like, an appropriate and proportionate adjustment shall be made.

          (b)     In the event of a change in the stock which is limited to a change in the designation thereof without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be stock within the meaning of this Plan.

(c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive.

ARTICLE IX- COMPANY SUCCESSORS

          9.1     IN GENERAL. If the Company shall be the surviving or resulting entity in any merger, sale of assets or sale of stock, consolidation, or corporate reorganization (including a reorganization in which the holders of stock receive securities of another entity), the Committee shall make such appropriate determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits of Participants under this Plan.

ARTICLE X- AMENDMENT OR TERMINATION OF PLAN

          10.1    AMENDMENTS. The Company reserves the right to amend or modify, in whole or in part, any or all of the provisions of this Plan at any time by a written instrument; provided, however, that no amendment or modification shall be made which will deprive any Participant or any Participant’s beneficiary of any benefit to which he or she is entitled under the Plan.

          10.2    TERMINATION. Continuation of the Plan is not assumed as a contractual obligation of the Company and the right is reserved by the Company to at any time suspend or discontinue the Plan. However, no such suspension or discontinuance shall deprive any Participant or beneficiary of any benefit to which he or she is entitled under the Plan.

ARTICLE XI- CLAIMS PROCEDURE

          11.1     CLAIMS PROCEDURE AND REVIEW. A Participant or beneficiary may make a claim for Plan benefits within the time and in the manner described herein. Such claim shall be made within 60 days after the claim arises by filing a written request with the Committee. The claim shall be reviewed by the Committee within a reasonable time after the receipt of the written claim. Notice of the Committee’s decision shall be communicated to the claimant in writing. If the claim is denied, the notice shall include the specific reasons for the denial (including reference to pertinent Plan provisions), a description of any additional material or information necessary for the Committee to reconsider the claim, the reasons for any of such additional material or information, and an explanation of the review procedure.

          11.2     APPEAL. The claimant or his or her duly authorized representative may, within 90 days after receiving such written notice, request the Board to review the Committee’s decision. The Board shall afford the claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing within 120 days after receipt of request for review. The review proceeding shall be conducted in accordance with the rules and regulations adopted from time to time by the Board.

ARTICLE XII- MISCELLANEOUS PROVISIONS

          12.1     TITLE TO ASSETS. No Participant or former Participant shall have any legal or equitable right or interest in any of the funds set aside by the Company or in any assets in which the Company may invest, from time to time, to fund this Plan.

          12.2     ASSIGNMENT AND LEVY. The Plan is for the benefit and protection of the Participants and their beneficiaries and the rights, privileges and benefits herein conferred shall not, to the extent permitted by law, be subject to alienation, assignment, pledge, levy, attachment, garnishment or other legal process or in any manner anticipated, encumbered, committed, withdrawn or surrendered, and neither shall the same be subject or liable in any way for debts, contracts, or agreements or other claims of creditors of such Participants or their beneficiaries whether such claims are now contracted or which may hereafter be contracted or incurred.

          12.3     PARTICIPANT’S RIGHTS. The establishment of this Plan shall not create any legal or equitable right against the Company unless such right is specifically provided for in this Plan. Furthermore, nothing in this Plan shall be construed as giving a Participant the right to be retained in the employment of the Company, and a Participant shall remain subject to discharge at any time to the same extent as if this Plan had not been adopted.

          12.4     INCOMPETENCY. Every person receiving or claiming Incentive Payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person vested with the care of his or her estate has been appointed. In such event, the Committee may direct payments of Incentive Payments to such guardian, conservator or other person vested with the care of his or her estate and any such payments so made shall be a complete discharge of the Committee and the Company to the extent so made.

          12.5     TAX WITHHOLDING. The Company shall have the right to deduct from all Incentive Payments any federal, state, local, or employment taxes which it deems are required by law to be withheld with respect to such Incentive Payments. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same.

          12.6     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Incentive Payments shall be subject to all applicable laws, rules, and regulations and to such approvals by any government agencies as may be deemed necessary or appropriate by the Committee.

          12.7     INDEMNIFICATION. Each person who is or who at any time serves as a member of the Committee or the Internal Compensation Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

          12.8     NOTICES. Notices required by this Plan to be given to the Company, the Committee or a Participant shall be in writing and shall be considered to have been duly given or served if personally delivered, or sent by first class, certified or registered mail.

          12.9     SEVERABILITY. The invalidity or partial invalidity of any portion of this Plan shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect.

          12.10   RELEASE. Any payment to or for the benefit of any Participant or his or her beneficiaries in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Company.

          12.11   GOVERNING LAW. All matters relating to this Plan or to Incentive Payments granted hereunder shall be governed by the laws of the State of Minnesota, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

          12.12  ARBITRATION. All disputes and claims relating to any provision hereof shall be settled by submission for arbitration at the Minneapolis, Minnesota office of the American Arbitration Association, under the then current rules of the American Arbitration Association. The award and decision of the arbitrator shall be conclusive and binding upon all parties and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against them in any court of competent jurisdiction and each waives any right to contest the validity of such award.

          12.13  RELATIONSHIP TO OTHER BENEFITS. No Incentive Payment under this Plan shall be taken into account in determining any benefits under the group life insurance plan, or long or short term disability plan of the Company, but shall be considered as compensation when paid under the Company’s Section 401(k) plan and employee stock ownership plan.

          12.14  EXPENSES. The expenses of implementing and administering this Plan shall be borne by the Company.

          12.15  TITLES AND HEADINGS. The titles and headings of the Articles and Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

          12.16  PRIOR AGREEMENTS; CONTROLLING DOCUMENT. This Plan shall replace and supersede any and all prior agreements relating to the Plan and participation in the future equity growth of the Company. Subject to the terms of the EIC Plan, this Plan shall otherwise constitute the controlling document with respect to all Plan matters.